NEWS RELEASE

Harte Hanks Announces New Leadership Appointments to Energize Growth and Accelerate Strategic Transformation

Andrew Benett, Former Global CEO of Havas Creative Group,
Appointed as Executive Chairman and CEO

Brian Linscott named COO and Lauri Kearnes promoted to CFO

New York, New York – November 18, 2019 -- Harte Hanks (NYSE: HHS), a leading data-driven multi-channel marketing solutions firm, today announced a transformation of its senior leadership team, signaling the final stage of its restructuring efforts and a renewed focus on driving growth and deepening customer engagements. Effective immediately:

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Andrew Benett was appointed as Executive Chairman and Chief Executive Officer. Andrew is a seasoned executive with over 20 years of expertise in brand development, digital, direct, and marketing technology, and he was the former global CEO of Havas Creative Group, a leading marketing communications network with 12,000 employees.

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Brian Linscott was appointed Chief Operating Officer. Brian has an accomplished track record for improving financial and operational results, and his prior positions include CFO of Sun Times Media, LLC, a media company that included the Chicago Sun-Times, Managing Director of Huron Consulting Group, and a Partner at BR Advisors, where he led operation improvement, developed new partnerships and drove topline growth for media clients and other companies.

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Lauri Kearnes was promoted to Chief Financial Officer, replacing Mark Del Priore, who will be leaving the Company. Lauri has held a variety of finance positions at the Company of increasing responsibility over the past sixteen years, and both she and Mark played a critical role in the restructuring.

•	Evan Behrens was named Lead Independent Director.

•	Andrew Harrison stepped down as President, but will remain with the Company, and report to Andrew Benett in an executive advisory role.

Al Tobia, the former Chairman of the Board, stated, “We are excited to have someone of Andrew’s caliber and accomplishments. He is ideally suited to lead Harte Hanks, given his exceptional 20-plus year track record delivering top- and bottom-line growth. Andrew’s skills in brand strategy, modern marketing, and new media will complement Brian’s operational and financial expertise. Combined with Lauri’s deep institutional knowledge and solid finance background, the new leadership team shifts the Company’s focus from cost-cutting and strategic realignment to growth and improved profitability.”

Andrew Benett, Harte Hanks’ new Executive Chairman and CEO, stated, “Harte Hanks has a deep-seated and well-established position in the data, digital and direct marketing industry. I have admired the Company for years. At its core, Harte Hanks’ businesses play a vital and proven role in building our clients’ brands. I am excited to join the team and help lead Harte Hanks into its next chapter.”

Mr. Tobia further stated, “The Board expresses sincere appreciation to Andrew Harrison for his leadership during our restructuring and for continuing to serve the Company in an executive advisory role. The Board also thanks Mark Del Priore for his work on the restructuring and wishes him well in his future endeavors.”

Mr. Tobia, continued, “As part of this realignment of the Board and management transition, Evan Behrens has been appointed as Lead Independent Director. Evan and I worked closely during the recruitment process. I am confident that under Andrew’s and Evan’s oversight and guidance, the new management team will be well positioned to lead Harte Hanks to the next phase of its development.”

Mr. Tobia concluded, “We have taken shareholder feedback into the boardroom. We reconstituted the full board with effective, independent directors, and established a robust governance framework and restructured the entire senior leadership team. The Board believes the Company is well-positioned to refocus on growth going forward. It is the right time for me to step down as Chairman.”

Management Biographies

Andrew Benett

Andrew Benett is a seasoned marketing executive and business leader. Most recently, Andrew served as the Global Chief Commercial Officer at Bloomberg Media Group where he was responsible for advertising sales, marketing services, events, consulting, integrated franchises, and innovation. Andrew sits on the Board of Directors of Viad Corp (NYSE: VVI) and is a Henry Crown Fellow at the Aspen Institute.

Before joining Bloomberg, Andrew was the global CEO of Havas Creative Group, a leading marketing communications network with 12,000 employees across 316 offices and 75 countries. In that role, he oversaw all aspects of the business, including full P&L Responsibility, Corporate Strategy, Operations, Finance, People, Culture and Product.  While there, he led the turnaround and business transformation of Havas Creative Group, driving significant year-over-year bottom and top-line growth.

Throughout his career, Andrew has been inducted into the AAF’s Advertising Hall of Achievement, honoring innovators under the age of 40 (2010), Boston Business Journal’s “40 Under 40” (2010) and Crain’s New York Business’s “40 Under 40” (2009).

Andrew is a frequent contributor to the Financial Times, CNBC and CNN, and regularly speaks on the topics of corporate branding, CSR and marketing innovation.

He is also co-author of three business books, Consumed: Rethinking Business in the Era of Mindful Spending; Good for Business: The Rise of the Conscious Corporation; and The Talent Mandate: Why Smart Companies Put People First.

Brian Linscott

Brian Linscott’s career includes nearly two decades of advising clients and C-level executives on strategy, operational improvements to drive topline growth, acquisitions, corporate development and capital structure across a variety of industries including media, manufacturing, and transportation. Most recently, he served as Partner at BR Advisors where he was the COO of a privately held company and he led the operational improvement of radio and printing companies, developed new partnerships, and facilitated asset transactions. He also served as Operating Partner at Traverse Pointe Partners, where he advised a private equity fund on financial and operational assessment of equity investments and developed a post-acquisition, operational strategies to create shareholder value. From 2013 to 2015, Brian served as Managing Director at Huron Business Advisory where he managed client relationships, oversaw consulting teams, and developed new business opportunities. From 2009 to 2012, Brian served as Chief Financial Officer / Senior Vice President at Sun Times Media, LLC where he created and executed a restructuring plan that led to a $60 million EBITDA improvement in two years and managed working capital to enhance cash flow.

Lauri Kearnes

Lauri Kearnes previously was the Vice President of Finance and Corporate Controller at Harte Hanks. Lauri has served in a number of finance roles with increasing levels of responsibility at Harte Hanks over the past 16 years.

In her new role, Lauri Kearnes succeeds Mark Del Priore as Chief Financial Officer, who has decided to leave the Company to pursue other interests.

About Harte Hanks:
Harte Hanks is a global marketing services firm specializing in multi-channel marketing solutions that connect our clients with their customers in powerful ways. Experts in defining, executing and optimizing the customer journey, Harte Hanks offers end-to-end marketing services including consulting, strategic assessment, data, analytics, digital, social, mobile, print, direct mail and contact center. From visionary thinking to tactical execution, Harte Hanks delivers smarter customer interactions for some of the world's leading brands. Harte Hanks has approximately 3,200 employees located in North America, Asia-Pacific and Europe. For more information, visit Harte Hanks at www.hartehanks.com, call 800-456-9748, or email us at pr@hartehanks.com.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact marketing expenditures and (ii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (f) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; (l) our ability to complete anticipated divestitures and reorganizations, including cost-saving initiatives; (m) our ability to realize the expected tax refunds; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

As used herein, “Harte Hanks” or “the Company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks.

Investor Contact:
Rob Fink
FNK IR
646-809-4048
rob@fnkir.com

Source: Harte Hanks, Inc.